CONSULTING AGREEMENT

                  THIS CONSULTING AGREEMENT ("Agreement"), is made and entered into as of the 3 day of September, 1998, by and among FIELDS AIRCRAFT SPARES, INC., a Utah corporation (the "Company"), and CHRISTIAN J. LUHNOW an individual ("Luhnow"), with reference to the following facts:

                  A. Luhnow is currently employed, on a full-time basis, as an officer and employee of the Company.

                  B. It has been mutually agreed and accepted that Luhnow's current employment be terminated, and that Luhnow agree to enter into this Consulting Agreement.

                  WHEREFORE, in consideration of the foregoing recitals and the agreements and covenants contained herein and other valuable consideration, the parties agree as follows:

         1.       TERMINATION OF EMPLOYMENT; COMMENCEMENT OF CONSULTING.

                  Luhnow and the Company hereby agree that, effective as of September 22, 1998 (the "Effective Date"), Luhnow's employment as an officer and a full-time employee of the Company shall terminate. Prior to such termination, Luhnow intends to use all accrued vacation and sick leave. From and after the Effective Date, Luhnow shall be retained as a consultant to the Company, on the terms and for the period provided herein.

         2.       TERM OF CONSULTING AGREEMENT.

                  The term of this Agreement shall commence on the Effective Date, and shall continue for six (6) months until March 22, 1999 (the "Term"), unless sooner terminated as provided herein.

         3.       DUTIES OF LUHNOW.

                  Luhnow shall consult with and advise the senior management of the Company regarding (i) potential acquisitions, including evaluation and negotiation of such acquisitions and (ii) the manufacturing operations of the Company (the "Services"). Luhnow may, with the consent of the Company, provide such Services by telephone. The Services shall be provided at the request of the Company; provided, however, that Luhnow shall not be required to devote more than forty (40) hours per month during the Term to providing the Services. In addition, Luhnow acknowledges that the Company shall have no obligation to actually utilize the Services, provided that the Company makes payment to Luhnow as provided herein.

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         4.       COMPENSATION FOR SERVICES.

                  4.1. Consulting Fees. As consideration for providing the Services, Luhnow shall receive a consulting fee of Sixteen Thousand Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($16,666.67) per month for the first three (3) months of the Term, representing payment in full for the Services during the Term, payable in arrears on or before the last day of each month, commencing October 21, 1998.

                  4.2. Termination of Benefits. Luhnow acknowledges that, as a consultant, Luhnow shall not be a member or entitled to participation in any insurance, health or other employee benefit programs of the Company in effect as of the Effective Date.

                  4.3. Employee Stock Options. In connection with the termination of Luhnow's employment as an officer and full-time employee of the Company, 20,000 of the options held by Luhnow will fully vest on January 16, 1999 and will be exercisable by Luhnow until January 15, 2000; provided, however, that such 20,000 options shall immediately vest upon the death of Luhnow. All remaining options will terminate effective September 22, 1998.

                  4.4. Reimbursement of Expenses. The Company agrees to reimburse Luhnow for all expenses incurred by Luhnow (i) prior to the date hereof in accordance with applicable Company policies regarding such reimbursement, and (ii) for expenses actually and reasonably incurred by Luhnow during the Term in performing the Services, provided that such expenses are approved by the Company in advance.

                  4.5. Office Space. The Company agrees to provide Luhnow with office space and reasonable support services, including telephone service, consistent with Luhnow's status, during the Term, at no cost to Luhnow.

         5. TERMINATION. This Agreement may only be terminated by Company for cause. As used herein, "cause" shall mean:

                  5.1. Failure to Provide Services. Luhnow's failure or refusal to provide the Services hereunder, which failure or refusal continues for thirty
(30) days following written notice from the Company; or

                  5.2. Other Breach of Agreement. Luhnow's material breach of any other term or provision of this Agreement.

                  5.3. Termination Upon Death or Disability.  In addition,  this
Agreement shall automatically terminate upon Luhnow's death or permanent disability. As used herein, "permanent disability" shall mean Luhnow's substantial inability to perform the Services, as determined by a physician reasonably acceptable to the Company, which

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

inability continues for more than thirty (30) consecutive days, or for more than forty-five (45) days during the Term.

         6. OBLIGATIONS OF LUHNOW - PROPERTY RIGHTS; NON-COMPETITION.

                  6.1. Definitions. As used in this Agreement, the following definitions shall apply:

                           (a)      "Confidential Information" means any and all
information disclosed to Luhnow or which Luhnow gains knowledge of as a consequence of or through Luhnow's employment by or consulting with the Company (including information conceived, originated, discovered or developed by Luhnow) about Company's products, processes, and services, including information relating to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising, selling, trade secrets, or customer lists, which information the Company maintains as confidential.

                           (b)      "Conflicting Organization" means any person,
business, company or organization engaged in or about to become engaged in a business or activity which is substantially similar to, or would reasonably be deemed to compete with, the business of the Company.

                  6.2. Non-Disclosure. Except as required in Luhnow's duties to Company and then only with Company's prior written consent, Luhnow will not, directly or indirectly, use for Luhnow's own benefit or the benefit of others, or disseminate, disclose, lecture upon or publish articles concerning, any Confidential Information either during or at any time after the term of this Agreement.

                  6.3. Obligation to Return Confidential Information. All documents, papers, notes, notebooks, memoranda, computer files, and other written or electronic records of any kind made by Luhnow during and in connection with Luhnow's employment by Company or consulting with the Company, shall remain the property of Company at all times. Upon the termination of Luhnow's consulting with Company, all documents, papers, notes, notebooks, memoranda, computer files and other written or electronic records in Luhnow's possession, whether prepared by Luhnow or others will be left with Company.


                  6.4. Non-Competition. Luhnow shall not, either directly or indirectly:

                           (a)      During the  term of  this Agreement,  own an
interest in, operate, join, control, participate in, or be connected as an officer, agent, consultant, independent contractor, partner, shareholder, or principal of, any Conflicting Organization. Ownership of less than five percent (5%) of the common stock or equity interest of a public corporation shall not be deemed in violation of this provision.

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

                           (b)      During the term of this Agreement, undertake
planning for or organization of any Conflicting Organization or any business activity materially competitive with Company's business or combine with other agents or representatives of Company for the purpose of organizing any such Conflicting Organization or materially competitive business activity.

                           (c)      During the term of this Agreement, and for a
period of three (3) years thereafter, directly or indirectly, or by action in concert with others, induce or influence or seek to induce or influence, any person who is engaged as an officer, consultant, agent, independent contractor, or otherwise by Company to terminate his or her employment or engagement.

         7.       RELEASES.

                  7.1. As a material inducement to the Company to enter into this Agreement, Luhnow hereby releases the Company and its subsidiaries, affiliates, successors, assigns, officers, directors, shareholders, employees, and agents from any and all claims, demands, causes of action, obligations, and liabilities, whether known or unknown, and whether suspected or unsuspected, that now exist or may hereafter exist, with the exception of the obligations, representations and warranties of the Company contained in this Agreement, arising out of any facts or circumstances existing, occurring, or commencing on or prior to the date of this Agreement, including without limitation those claims arising out of Luhnow's employment with the Company and/or Luhnow's resignation or termination therefrom, including, but not limited to any claim that the Company discriminated against Luhnow on the basis of Luhnow's race, sex, religion, national origin, handicap, ancestry or age, that the Company or any employee thereof engaged in sexual harassment of Luhnow, that the Company violated any promise or agreement either express or implied with Luhnow, or that the Company has terminated Luhnow for any illegal reason or in an illegal fashion, or by reason of any act or omission concerning any matter, cause or thing, including without limiting the generality of the foregoing any rights or claims arising under statutes including the Employee Retirement Income Security Act of 1974, Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, 29 U.S.C. ss. 621, et seq., the California Fair
Employment and Housing Act, California Labor Code ss. 970, or any claim for severance pay, bonus or incentive payments, vacation pay, sick leave, holiday pay, life insurance, health insurance and medical insurance, pension benefits or any claim of discrimination, which could have been alleged by Luhnow.

                  In connection with the foregoing release, Luhnow expressly acknowledges and agrees that:

                           i. The foregoing release constitutes a voluntary waiver of any and all rights and claims Luhnow has or may have against the Company or any other party released in the foregoing release as of the date of Luhnow's execution of this

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

         Agreement under the federal Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621 et seq.;

                           ii. Luhnow has waived rights or claims pursuant to the foregoing release in exchange for consideration received from the Company, the value of which exceeds payment or remuneration to which Luhnow was already entitled;

                           iii. Luhnow has been advised to consult with an attorney concerning this Agreement, and the foregoing release, prior to executing it;

                           iv. Luhnow has had in excess of 21 days to consider the terms of this Agreement, and the foregoing release;

                           v. Luhnow may revoke this Agreement at any time during the seven (7) day period following execution of this Agreement, and this Agreement does not become effective or enforceable until the revocation period has expired, which will be the Effective Date of this Agreement.

                  7.2. The Company, for itself and its officers, directors and shareholders, hereby releases Luhnow and the successors and assigns of Luhnow from any and all claims, demands, causes of actions, obligations, and liabilities, whether known or unknown, and whether suspected or unsuspected, that now exist or may hereafter exist, arising out of any facts or circumstances existing, occurring, or commencing on or prior to the date of this Agreement. Notwithstanding the foregoing, nothing contained in this Section 7.2 will release Luhnow from any claims, demands, causes of action, obligations, and liabilities, whether known or unknown, and whether suspected or unsuspected, that now exist or may hereafter exist, arising out of any obligations assumed by Luhnow under the Stock Purchase Agreement, dated as of January 2, 1998, by and among Fields Aircraft Spares, Inc. and certain selling shareholders, as well as that certain Covenant Not to Compete agreement entered into by Luhnow pursuant to such Stock Purchase Agreement. In addition, Luhnow hereby agrees to cooperate in any investigation, trial preparation or defense of the pending sexual harassment litigation. The Company agrees that, to the extent practicable, such assistance and cooperation can be provided by telephone, and will be scheduled, to the extent within the control of the Company, so as not to unreasonably interfere with Luhnow's business activities.

                  7.3. Luhnow and the Company each specifically intend that this Agreement operate as a full and complete waiver and release of any and all unknown claims whatsoever. In connection herewith, Luhnow and the Company each knowingly and expressly acknowledge and waive the benefits of Section 1542 of the Civil Code of California, which provides:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
                  WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT

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

                  TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING
                  THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE
                  MATERIALLY AFFECTED HIS SETTLEMENT WITH THE
                  DEBTOR."

                  Luhnow and the Company acknowledge that they may have sustained losses or have claims which are presently unknown and unsuspected. Nevertheless, both parties agree and acknowledge that this Agreement has been negotiated and agreed upon in light of this realization and, being fully aware of this situation, each of the parties hereto intends hereby to release, acquit and forever discharge the other party from and against all unknown claims, including damages, losses and the results of losses which are presently unknown and unanticipated, without exception.

                  7.4. Luhnow and the Company each covenant and agree not to institute or cause to be instituted against the other any suits or action for damages or any injunction for or by reason of any damage, loss, injury, claim, demand, cause of action, obligation or liability that has been released by one party to the other under the terms of subsections 7.1, 7.2 or 7.3 of this section. Each party agrees to indemnify and hold harmless the other from any claim or liability that the other may suffer or may be required to pay on account of any breach of this subsection 7.4.


         8.       MISCELLANEOUS.

                  8.1. Independent Contractor. The relationship between Luhnow and the Company is that of independent contractor. This Agreement is not authority for Luhnow to act for the Company as its agent or make commitments for the Company. Luhnow agrees and acknowledges that he is not an employee of the Company and that he is, in fact, an independent business. Luhnow further agrees that he is responsible for paying all of the appropriate taxes, and for appropriate insurance, including workers' compensation and general liability insurance. Luhnow further agrees and acknowledges that he is not an employee or officer of the Company, that he will not represent himself as an employee or officer of the Company, and will support the Company's efforts to accurately describe this relationship in any proceedings.

                  8.2. Entire Agreement. This Agreement, together with the exhibits hereto and agreements expressly referenced herein, constitutes the entire understanding between the parties, and supersedes all prior agreements and negotiations, whether oral or written. There are no other agreements between the parties, except as set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless in writing and executed by all parties hereto. The parties expressly agree that this Agreement supersedes entirely any agreement, oral or written, relating to Luhnow's employment or consulting with, or compensation by, the Company.

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

                  8.3. No Assignment; Binding Effect. Neither this Agreement nor any rights, benefits or obligations hereunder, may be assigned by any party to this Agreement without the prior express written consent of the other party. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective executors, administrators, successors and permitted assigns.

                  8.4. Headings; Construction. The headings of the Sections contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement. The parties have been advised by counsel in connection with this Agreement. This Agreement shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against either party, and as a whole, giving effect to all of the terms, conditions and provisions hereof.

                  8.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  8.6. Counterparts. This Agreement may be executed in two or more counterparts, which shall together constitute one and the same agreement. This Agreement has been negotiated and entered into in, and the obligations of the parties hereto are to be performed entirely or primarily in, the County of Los Angeles, State of California, regardless of the place of execution of any of such counterparts.

                  8.7. Arbitration. The parties hereby agree that all disputes or claims arising hereunder shall be submitted to arbitration in accordance with the rules of the American Arbitration Association. Such arbitration shall take place in Los Angeles, California. The parties expressly agree and acknowledge that any award rendered in such arbitration shall be final, binding and conclusive, and judgement may be entered in any court of competent jurisdiction upon any such award. Nothing in this Section 8.7 shall limit or restrict the right of the Company to seek injunctive relief, pursuant to Section 8.10 hereof.

                  8.8. Attorneys' Fees. In the event that any party to this Agreement shall commence any arbitration, suit or action to interpret or enforce this Agreement, the prevailing party in such action or arbitration shall recover such party's costs and expenses incurred in connection therewith, including attorney's fees and costs of appeal, if any.

                  8.9. No Third Party Benefit. Nothing contained in this Agreement shall be deemed to confer any right or benefit on any person who is not a party to this Agreement.

                  8.10. Injunctive Relief. Luhnow hereby expressly agrees and acknowledges that a breach by Luhnow of any of Luhnow's obligations under
Section 6 hereof would result in severe and irreparable injury to the Company, which injury could not

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

be adequately compensated by an award of money damages, and Luhnow therefore agrees and acknowledges that the Company shall be entitled to injunctive relief in the event of any such breach of this Agreement, or to enjoin or prevent such a breach. Luhnow further expressly waives any requirement or obligation of the Company to post any bond or provide any other security in connection with obtaining such injunctive relief.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date, month and year first above written.


Fields Aircraft Spares, Inc.,
a Utah corporation


By: /s/ Alan M. Fields                              /s/ Christian J. Luhnow
   ---------------------------                    ---------------------------
                                                     Christian J. Luhnow
Its: President


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